                                                                    EXHIBIT 4.11


                      EIGHTH AMENDMENT TO CREDIT AGREEMENT

         THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of February 10, 2003 (the "Eighth Amendment Effective Date"), is by and among CORRPRO COMPANIES, INC., an Ohio corporation (the "Company"), CSI COATING SYSTEMS INC. (the "Canadian Borrower" and, together with the Company, the "Borrowers"), the lenders set forth on the signature pages hereof (collectively, the "Lenders") and BANK ONE, NA, with its main office in Chicago, Illinois, and successor by merger to Bank One, Michigan, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         A. The Borrowers, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of June 9, 2000 (as now and hereafter amended, the "Credit Agreement"), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

         B. The Credit Agreement was amended by a First Amendment to Credit Agreement dated as of October 19, 2000, a Second Amendment to Credit Agreement dated as of June 29, 2001, a Third Amendment to Credit Agreement dated as of August 10, 2001, a Fourth Amendment to Credit Agreement dated as of November 12, 2001, a Fifth Amendment to Credit Agreement dated as of February 12, 2002, a Sixth Amendment to Credit Agreement dated as of August 15, 2002 and a Seventh Amendment to Credit Agreement dated as of November 1, 2002, each among the Borrowers, the Lenders and the Agent (collectively, the "Prior Amendments"). The Credit Agreement (as modified by the Prior Amendments), all promissory notes executed by either Borrower in favor of the Agent and/or the Lenders, and any and all of the Collateral Documents executed by any Loan Party (including without limitation all Security Agreements, Mortgages, Guaranties, pledges of stock and other instruments, documents or agreements of any kind evidencing or securing the indebtedness of either Borrower in favor of the Lenders) are sometimes referred to collectively as the "Loan Documents."

         C. Pursuant to the terms of the Prior Amendments, the parties agreed to modify certain terms and conditions of the extension of credit to the Borrowers. In particular, each of the Prior Amendments addressed certain events of default that had occurred under the Loan Documents and established certain restructuring covenants and conditions under which the Borrowers and their advisors would be permitted to develop and implement a business improvement and financial restructuring plan.

         D. The credit extended to the Borrowers under the Credit Agreement (as modified by the Prior Amendments) includes a commitment to issue certain Facility Letters of Credit. The Borrowers have requested that the Agent and the Lenders modify certain terms and conditions under which such Facility Letters of Credit may be issued. The modifications requested by the Borrowers will not change in any manner the modifications addressed in any of the Prior Amendments or impair any rights or remedies in favor of the Lenders or the Agent as established in any of the Prior Amendments. Without limiting the generality of the preceding sentence, the Borrowers acknowledge that the "Improvement Period" granted to the Borrowers under the Prior Amendments expired on January 31, 2003, and that nothing contained in this Amendment is intended to address the effect of such expiration or impair any obligations, rights or remedies that may exist under the terms and conditions set forth in the Prior Amendments.

         E. Based upon the foregoing recitals, and without waiving any existing or future rights or remedies which the Agent and/or the Lenders may have against the Borrowers or any Guarantor, the Agent and the Lenders are willing to amend the terms of the Credit Agreement (as modified by the Prior Amendments) under the terms and conditions expressly set forth herein.

                                      TERMS

         In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

                                   ARTICLE 1.
                                   AMENDMENTS

Effective as of the Eighth Amendment Effective Date, the Credit Agreement shall be amended as follows:

         1.1      The definition of "Facility LC Collateral Account" in Section
1.1 of the Credit Agreement is restated in its entirety as follows:

                  "Facility LC Collateral Account" is defined in Section 2.15.7.

         1.2 A new definition of "Eighth Amendment Effective Date" is added to Section 1.1 of the Credit Agreement in appropriate alphabetical order, stating as follows:

                  "Eighth Amendment Effective Date" shall mean February 10,
2003.

         1.3 Subparagraph (b) of Section 2.15.2 of the Credit Agreement is amended and restated in its entirety as follows:

                  (b) the requested Facility Letter of Credit has an expiration date not later than one year after the date of issuance of such Facility Letter of Credit.

         1.4 Subparagraph (a) of Section 2.15.3 of the Credit Agreement is amended and restated in its entirety as follows:

                  (a) The applicable Borrower shall give the LC Issuer and the Agent two Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (except that, in lieu of such written notice, a Borrower may give the LC Issuer (i) notice of such request by tested telex or other tested arrangement satisfactory to the LC Issuer or (ii) telephonic notice of such request if confirmed in writing by delivery to the LC Issuer (A) immediately (x) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer of such Borrower or (y) of a telex containing all information required to be contained in such written notice and (B) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an Authorized Officer of such Borrower); such notice shall be irrevocable and shall specify the stated amount and Canadian or U.S. Dollars of the Facility Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than one year after the date of issuance of such Facility Letter of Credit), the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. The Agent shall give notice to each applicable Lender of the issuance of each Facility Letter of Credit reasonably promptly after such Facility Letter of Credit is issued. At the time such request is made, the requesting Borrower shall also provide the applicable LC Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by the LC Issuer not later than 2:00 p.m. (local time) or the time agreed upon by the LC Issuer and such Borrower on the last Business Day on which notice can be given under this Section 2.15.3.

         1.5 Section 2.15.7 of the Credit Agreement is amended and restated in its entirety as follows:

                  Letter of Credit Collateral Account. Each Borrower hereby agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to Article XIV, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Agent having a maturity not exceeding 30 day If, on the fifth day prior to the Facility Termination Date, any Facility Letter of Credit is then outstanding, the Company shall on such day pay to the Agent the Collateral Shortfall Amount in immediately available funds, for deposit into the Letter of Credit Collateral Account. Except as set forth in the preceding sentence, nothing in this Section 2.15.7 shall either obligate the Agent to require any Borrower to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account other than as required by Section 8.1, and the Borrower's obligations to deposit funds in the Letter of Credit Collateral Account are limited to the circumstances in the preceding sentence or as required by Section 8.1 after the occurrence of a Default and during the continuance thereof.

         1.6 A new Section 7.13 is inserted in Article VII of the Credit Agreement, stating as follows:

                  7.13 If, on the fifth day prior to the Facility Termination Date, any Facility LC is then outstanding, the Company shall fail on such day to pay the Collateral Shortfall Amount to the Agent in immediately available funds.

                                   ARTICLE 2.
                                REPRESENTATIONS

         Each Borrower represents and warrants to the Agent and the Lenders that:

         2.1 The execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized by all necessary action and are not in contravention with any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, of the terms of its Articles of Incorporation or By-laws, or any contract or undertaking to which it is a party or by which it or its property is or may be bound.

         2.2 This Amendment is its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

         2.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including, without limitation, any of its creditors or stockholders, is required on its part in connection with the execution, delivery and performance of this Amendment or as a condition to the legality, validity or enforceability of this Amendment.

         2.4 After giving effect to the amendments herein contained, the representations and warranties contained in Article V of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                                   ARTICLE 3.
                      ADDITIONAL COVENANTS OF THE BORROWERS

         Each Borrower shall:

         3.1 Promptly perform and observe its respective obligations set forth in this Amendment.

         3.2 Cause each of the Guarantors to execute the Consent and Agreement at the end of this Amendment.

         3.3 Promptly execute and deliver, and cause each Guarantor to execute and deliver, such other documents as the Agent or the Lenders may reasonably request.

                                   ARTICLE 4.
                                 MISCELLANEOUS.

         4.1 Affirmation of Recitals. The Borrowers and the Guarantors hereby acknowledge and affirm the accuracy of the recitals set forth at the beginning of this Amendment.

         4.2 Cross References. References in the Credit Agreement or in any note, certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

         4.3 Expenses and Costs. Each Borrower, jointly and severally, agrees to pay and to save the Agent and the Lenders harmless for the payment of all fees, out-of-pocket disbursements, and other costs and expenses incurred by or on behalf of the Agent or any Lender arising in any way in connection with this Amendment, or any other document relating to indebtedness described in the recitals to this Amendment, including the fees and expenses of Dickinson Wright PLLC, counsel to the Agent, and AlixPartners, LLC, consultant to the Agent, and specifically including, without limitation, (a) the cost of any financial audit or inquiry conducted by the Agent, any Lender or their consultants, (b) the fees and expenses of counsel for the Agent or any Lender for the work performed as a result of the Borrowers' defaults or financial problems, and for the preparation, examination and approval of this Amendment or any documents in connection with this Amendment, (c) for the payment of all fees and out-of-pocket disbursements incurred by the Agent or any Lender, including attorneys' fees, in any way arising from or in connection with any action taken by the Agent or any Lender to monitor, advise, enforce or collect the obligations described in the recitals hereto or to enforce any obligations of the Borrowers or any Guarantor under this Amendment or the other documents referred to herein, including any actions to lift the automatic stay or to otherwise in any way participate in any bankruptcy, reorganization or insolvency proceeding of any Borrower or Guarantor or in any trial or appellate proceedings, and (d) any expenses or fees (including attorneys' fees) incurred in relation to or in defense of any litigation instituted by any Borrower, any Guarantor or any third party against the Agent or any Lender arising from or relating to the obligations described in the recitals hereto or this Amendment, including any so-called "lender liability" action. All of these expenses and fees (including attorneys' fees) shall be part of the Obligations owing under the Credit Agreement, and shall be secured by all of the collateral described in the Collateral Documents. In the event the Borrowers fail to pay any such fees, expenses and costs within five (5) days of being invoiced therefor, the Agent or the Lenders, as the case may be, shall be permitted to charge the accounts of any Borrower for such fees, expenses and costs, without prejudice to any other rights or remedies of the Agent or the Lenders. The rights and remedies of the Agent and the Lenders contained in this paragraph shall be in addition to, and not in lieu of, the rights and remedies contained in the Credit Agreement, the Collateral Documents and as otherwise provided by law.

         4.4 Reservation of Rights; No Waiver by Conduct. Nothing herein shall be deemed to constitute a waiver of any new Unmatured Defaults or Defaults of any other provision of any of the documents referred to herein, and nothing herein shall in any way prejudice the rights and remedies of the Agent and/or the Lenders under any of the documents referred to herein or applicable law. Further, the Agent and the Lenders shall have the right to waive any conditions set forth in this Amendment and/or such documents, in their sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy which the Agent or the Lenders may have against the Borrowers or the Guarantors. No waiver of the rights or any condition of this Amendment and/or any other document by the Agent or the Lenders shall be effective unless the same shall be contained in a writing signed by authorized representatives of the Agent or the Lenders, as the case may be, in the manner required by Section 8.2 of the Credit Agreement. No course of dealing on the part of the Agent or the Lenders, nor any delay or failure on the part of the Agent or the Lenders in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. The modifications set forth herein with respect to Facility LCs will not change in any manner the modifications addressed in any of the Prior Amendments or impair any rights or remedies in favor of the Lenders or the Agent as established in any of the Prior Amendments. Without limiting the generality of the preceding sentence, the Borrowers acknowledge that the "Improvement Period" granted to the Borrowers under the Prior Amendments expired on January 31, 2003, and that nothing contained in this Amendment is intended to address the effect of such expiration or impair any obligations, rights or remedies that may exist under the terms and conditions set forth in the Prior Amendments.

         4.5 Release. Each Borrower and each Guarantor represents and warrants that it is not aware of any claims or causes of action against the Agent or any Lender, any participant lender or any of their successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the indebtedness owed by the Borrowers to the Lenders. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Borrowers and Guarantors, on behalf of themselves and their respective employees, agents, executors, heirs, successors and assigns, hereby release the Agent and the Lenders, their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Credit Agreement or the business relationship among the Borrowers, the Guarantors, the Agent and the Lenders.

         4.6 Performance by Lenders and Agent; No Agency; Borrowers Remain in Control. Each Borrower and each Guarantor acknowledges and agrees that the Agent and the Lenders have fully performed all of their obligations under the Credit Agreement and all documents executed in connection with the Credit Agreement, and that all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. Nothing contained in this Amendment shall be deemed to create a partnership, joint venture or agency relationship of any nature among the Borrowers and the Lenders or the Agent. The Borrowers, the Guarantors, the Agent and the Lenders agree that notwithstanding the provisions of this Amendment, each Borrower remains in control of its business operations and determines the business plans (including employment, management and operating directions) for its business.

         4.7 Entire Agreement; Severability. The Credit Agreement, as previously amended and as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a writing signed by the party to be charged. If any provision of this Amendment is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.

         4.8 Ratification. The Borrowers agree that the Credit Agreement, the Collateral Documents and all other documents and agreements executed by the Borrowers or the Guarantors in connection with the Credit Agreement in favor of the Agent, the Collateral Agent or any Lender are ratified and confirmed and shall remain in full force and effect as amended hereby, and that there is no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         4.9 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signatures shall be treated as original signatures for all purposes under this Amendment. This Amendment shall become effective as of February 10, 2003 when each of the following has been satisfied:

         (a) Receipt by the Agent of counterparts of this Amendment duly executed by each Borrower and each Lender, and counterparts of the Consent and Agreement annexed hereto duly executed by each Guarantor.

         (b) With respect to any interest, fees or other charges previously required to be paid by either Borrower under the terms of any waiver letter, extension letter, amendment or other agreement, receipt by the Agent of full payment of such interest, fees or other charges.

         (c) Receipt by the Agent of copies, certified by the Secretary or Assistant Secretary of each Borrower and each Guarantor, of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of this Amendment and all Collateral Documents to be executed in connection herewith to which such Borrower or such Guarantor, as applicable, is a party.

         (d) Receipt by the Agent of an incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of each Borrower and each Guarantor authorized to sign this Amendment and all Collateral Documents to be executed in connection herewith to which each Borrower and each Guarantor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower and such Guarantor.

         (e) Receipt by the Agent of a written opinion of the general counsel of the Borrowers and the Guarantors, addressed to the Agent and Lenders and in form and substance satisfactory to the Agent.

         (f) Delivery of such other agreements and documents, and the satisfaction of such other conditions as may be reasonably required by the Agent, including without limitation a solvency certificate of each Borrower, and such evidence of the perfection and priority of all liens and security interests as required by the Agent, all of which shall be satisfactory to the Agent and its counsel to the extent required by the Agent.

         4.10 Other Documents. Each Borrower and each Guarantor agrees to execute and deliver any and all documents reasonably deemed necessary or appropriate by the Agent or the Lenders to carry out the intent of and/or to implement this Amendment.

         4.11 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to choice of law principles of such State.

         4.12 Miscellaneous. This Amendment is made for the sole benefit and protection of the Borrowers, the Agent and the Lenders and their respective successors and permitted assigns (provided that the Borrowers shall not be permitted, absent the prior written consent of all of the Lenders, to assign any of their respective rights or obligations under this Amendment). No other person or entity shall have any rights whatsoever under this Amendment. Time shall be of the strictest essence in the performance of each and every one of the Borrowers' obligations hereunder.

         4.13 Construction. This Amendment shall not be construed more strictly against the Lenders or the Agent merely by virtue of the fact that the same has been prepared by the Lenders and the Agent or their counsel, it being recognized that the Borrowers, the Guarantors, the Agent and the Lenders have contributed substantially and materially to the preparation of this Amendment, and each of the parties hereto waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Amendment.

         4.14 Headings. The headings of the various paragraphs in this Amendment are for convenience of reference only and shall not be deemed to modify or restrict the terms or provisions hereof.

         4.15 Waiver of Jury Trial; Consent to Jurisdiction. (a) The Borrowers, each Guarantor, each Lender and the Agent hereby specifically ratifies and confirms the waiver of jury trial set forth in Section 16.2 of the Credit Agreement. Without limiting the generality of the preceding ratification and confirmation, the Borrowers, each Guarantor, each Lender and the Agent, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right any of them may have to a trial by jury in any litigation or proceeding based upon or arising out of this Amendment or any related instrument or agreement or any of the transactions contemplated by this Amendment or any conduct, dealing, statements (whether oral or written) or actions of any of them. None of the Borrowers, the Guarantors, the Lenders or the Agent shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

         (b) Each Borrower and each Guarantor agrees that any legal action or proceeding with respect to this Amendment or any related instrument or agreement, including the Credit Agreement as previously amended and as amended hereby, or with respect to the transactions contemplated hereby, may be brought in any court of the State of Michigan, sitting in or having jurisdiction over the County of Wayne, Michigan, or in any federal court located within the Eastern District of Michigan, and Borrowers and Guarantors hereby submit to and accept generally and unconditionally the non-exclusive jurisdiction of those courts with respect to their person and property and irrevocably consent to service of process in connection with any such action or proceeding by mailing such service of process (certified or registered, if capable of certification or registration) to Borrowers and/or Guarantors at the address they may have from time to time provided to the Agent. Borrowers and Guarantors hereby irrevocably waive any objection based upon jurisdiction, improper venue or forum non conveniens in any such suit or proceeding in the above-described courts. Nothing contained herein shall limit the right of the Agent or the Lenders to serve process in any other manner permitted by law or limit the right of the Agent or the Lenders to commence any such action or proceeding in the courts of any other jurisdiction. Any judicial proceeding by any Borrower or any Guarantor against the Agent or any Lender involving this Amendment shall be brought only in a court in Wayne County, Michigan or federal court located within the Eastern District of Michigan.

                             [signatures next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date and year first above written.



                                       CORRPRO COMPANIES, INC.



                                       By: /s/ Joseph W. Rog
                                           -------------------------------------
                                       Title:  Chief Executive Officer,
                                               President



                                       CSI COATING SYSTEMS INC.



                                       By: /s/ Joseph W. Rog
                                           -------------------------------------
                                       Title:  Vice President



                                       BANK ONE, NA, AS AGENT AND AS A LENDER



                                       By: /s/ Gaye C. Plunkett
                                           -------------------------------------
                                       Title:  First Vice President



                                       LINC ACQUISITION ONE LLC



                                       By: /s/ Stuart Scales
                                           -------------------------------------
                                       Title:  Vice President



                                       KEY BANK



                                       By: /s/ Anne Hohl
                                           -------------------------------------
                                       Title:  Vice President



                                       FIRSTMERIT BANK



                                       By: /s/ Edward Yannayon
                                           -------------------------------------
                                       Title:  Senior Vice President

                                       COMERICA BANK



                                       By: /s/ Rebecca A. Bertin
                                           -------------------------------------
                                       Title:  Vice President



                                       FIFTH THIRD BANK (NORTHEASTERN OHIO)



                                       By: /s/ Raimo DeVries
                                          --------------------------------------
                                       Title:  Commercial Banking Officer

                       CONSENT AND AGREEMENT OF GUARANTORS

         As of the date and year first above written, each of the undersigned hereby:

         (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby and agrees to all terms and provisions of the above Amendment applicable to it;

         (b) agrees that each Guaranty, Collateral Document and all other agreements executed by any of the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent or the Lenders (collectively, the "Guarantor Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Guarantor Document; and

         (c) acknowledges that its consent and agreement hereto is a condition to the Lenders' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.



                                       GOOD-ALL ELECTRIC, INC.



                                       By: /s/ Robert M. Mayer
                                           -------------------------------------
                                       Title:  Vice President



                                       BASS SOFTWARE, INC.



                                       By: /s/ Robert M. Mayer
                                           -------------------------------------
                                       Title:  Vice President



                                       CATHODIC PROTECTION SERVICES
                                       COMPANY



                                       By: /s/ Robert M. Mayer
                                           -------------------------------------
                                       Title:  Vice President


                                       OCEAN CITY RESEARCH CORP.



                                       By: /s/ Robert M. Mayer
                                           -------------------------------------
                                       Title:  Vice President

                                       CCFC, INC.



                                       By: /s/ Robert M. Mayer
                                           -------------------------------------
                                       Title: Vice President



                                       ROHRBACK COSASCO SYSTEMS, INC.



                                       By: /s/ Robert M. Mayer
                                           -------------------------------------
                                       Title: Vice President

DETROIT 13


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